Exhibit 10.4

MODTECH HOLDINGS, INC.

2002 NONSTATUTORY STOCK OPTION PLAN

1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options. Capitalized terms not defined in the text are defined in Section 19.

2. Shares Subject to the Plan

2.1 Number of Shares Available. Subject to Sections 2.2 and 14, (a) the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be One Million (1,000,000) Shares, and (b) Shares that are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option will again be available for grant and issuance in connection with future Awards under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan.

2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, and (b) the Exercise Prices of and number of Shares subject to outstanding Options will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provide, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3. Eligibility. Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors, and advisors render bona fide services not in connection with the offer and sale of securities in a capital raising transaction.

4. Administration.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	grant waivers of Plan or Award conditions;

(f)	determine the vesting and exercisability of Awards;

(g)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement; and

(h)	make all other determinations necessary or advisable for the administration of this Plan.

4.2 Discretion. Any determination made by the Board or Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.

5. Options. All Options granted will be nonstatutory stock options, which are options not intended to satisfy the requirements of incentive stock options under Section 422 of the Code, or comply with the requirements for employee stock purchase plans under Section 423 of the Code. No other form of Award may be made under this Plan. The Committee will have the discretion to determine, the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by a written Award Agreement, which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Award Agreement governing such Option. The Committee may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 6 of this Plan.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination. Except as otherwise determined by the Committee and set forth in the Award Agreement, exercise of an Option is subject to the following:

(a)	If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options no later than three (3) months after the Termination Date, but only to the extent that such Options would have been exercisable upon the Termination Date, and in any event, no later than the expiration date of the Options.

(b)	If the Participant is Terminated because of the Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of the Participant’s death or disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the Options.

(c)	Notwithstanding (a) and (b) above, if the Participant is Terminated for cause (as defined in the applicable Award Agreement) any Option not exercised in full prior to such termination will be deemed automatically canceled and may not be exercised on or after the Termination Date.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that must be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Modification. Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. The Committee may reduce the Exercise Price of outstanding Options without the consent of the Participants affected by a written notice to them; provided, however that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

6. Payment for Share Purchases.

6.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Participant;

(b)	by surrender of shares of common stock of the Company that are acceptable to the Committee;

(c)	by tender of a full recourse promissory note having such terms, including security for the note, as the Committee may determine, or as may be required by law;

(d)	by waiver of compensation due or accrued to the Participant for services rendered;

(e)	provided that a public market for the Company’s stock exists:

(1)	through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)	through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f) by any combination of the foregoing, or by such other method as is approved by the Committee and otherwise permitted by law.

6.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

7. Withholding Taxes.

7.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

7.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form acceptable to the Committee and will be subject to such additional restrictions as the Committee may elect to impose.

8. Rights as a Stockholder. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in Section 2.2 above.

9. Transferability. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by any Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of a Participant, the Award will be exercisable only by the Participant, and any elections with respect to the Award, may be made only by the Participant.

10. Certificates. All certificates for Shares delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

11. Exchange of Awards. The Committee may, at any time or from time to time with the consent of the respective Participants issue new Awards in exchange for the surrender and cancellation of existing Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

12. Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable.

13. No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate any Participant’s employment or other relationship at any time, with or without cause.

14. Corporate Transactions.

14.1 Acceleration; Assumption or Replacement of Awards by Successor. Unless assumed, converted or replaced as provided for below, each Option outstanding at the time of a Corporate Transaction that is not otherwise fully vested shall automatically accelerate so that each such Option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Shares at the time subject to that Option. An outstanding Option shall not so accelerate if and to the extent: (i) such Option is, in connection with the Corporate Transaction, assumed, converted or replaced or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Corporate Transaction, (ii) such Option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the Shares for which the Option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those Shares or (iii) the acceleration of such Option is subject to other limitations imposed by the Committee at the time of it was granted. Immediately following the consummation of the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Corporate Transaction. Each Option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the Exercise Price payable per Share under each outstanding Option, provided the aggregate Exercise Price payable for such securities shall remain the same, and (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan. The Committee may at any time provide that one or more Options will automatically accelerate in connection with a Corporate Transaction, whether or not those Options are assumed or otherwise continued in full force and effect pursuant to the terms of the Corporate Transaction. Any such Option shall accordingly become exercisable, immediately prior to the effective date of such Corporate Transaction, for all of the Shares at the time subject to that Option.

14.2 Other Treatment of Awards. Subject to any greater rights granted to the Participants under the foregoing provisions of this Section 14, in the event of the occurrence of any transaction described in Section 14.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”

14.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

15. Adoption and Stockholder Approval. This Plan was adopted by the Board effective as of March 5, 2002. The Board may at its discretion seek stockholder approval of this Plan, if it determines that such approval is required by law, The Nasdaq Stock Market Marketplace Rules, or is otherwise necessary or desirable.

16. Term of Plan. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

17. Amendment or Termination of Plan. The Board may at any time terminate or amend the Plan without the approval of the stockholders of the Company, unless such approval is required by law (including Section 16(b) of the Exchange Act), The Nasdaq Market Marketplace Rules, or otherwise. Notwithstanding the foregoing, no amendment or termination may, in the absence of written consent by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment or termination is adopted by the Board; provided that adjustments pursuant to Section 2.2 and 14 shall not require the consent of any Participant.

18. Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19. Definitions.

“Award” means any award of Options under this Plan.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of the Board comprised of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act appointed to administer this Plan, or if no such committee is appointed, the Board. The Committee may consist of persons who are not “non-employee directors” within the meaning of Rule 16b-3 if the Awards are approved by the

Board or stockholders, or if the Awards may not be exercised for at least 6 months from the date of grant. During all times that the Company is subject to Section 16 of the Exchange Act, the Company will take appropriate steps to comply with the administration requirements of Section 16(b) of the Exchange Act.

“Company” means Modtech Holdings, Inc., a Delaware corporation, or any successor corporation.

“Corporate Transaction” means:

(a)	a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the outstanding securities of the Company are transferred to a person or persons different from the person or persons holding those securities immediately prior to such transaction, or

(b)	the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company.

“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination (if such day is a trading day), and, if such date of determination is not a trading day, then on the last trading day prior to the date of determination;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(c)	if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination; or

(d)	if none of the foregoing is applicable, by the Committee in good faith.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Plan” means this Modtech Holdings, Inc. 1999 Nonstatutory Stock Option Plan, as amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

MODTECH HOLDINGS, INC.

2002 NONSTATUTORY STOCK OPTION PLAN

STOCK OPTION AWARD AGREEMENT

(NONSTATUTORY STOCK OPTION)

This Agreement is made and entered into effective as of                             , by and between MODTECH HOLDINGS, INC., a Delaware Company (the “Company”), and                              (the “Optionee”).

R E C I T A L S

A. The Board of Directors of the Company (the “Board”) has adopted the Modtech Holdings, Inc. 2002 Nonstatutory Stock Option Plan (the “Plan”) in order to provide key employees and directors of, and key consultants, vendors, customers, and others expected to provide significant services to, the Company, with a favorable opportunity to acquire shares of the Company’s common stock (the “Stock”).

B. The Board has by resolution duly adopted that it is in the best interests of the Company and its shareholders to grant to Optionee, as an employee of the Company, the option to purchase shares of Stock on the terms and conditions provided for in this Agreement, as an inducement to Optionee to continue to remain in the service of the Company and to provide Optionee with additional incentive for increasing his or her efforts and contributions to the success of the Company during such service.

NOW THEREFORE, it is agreed as follows:

1. Definitions and Incorporation. The terms used in this Agreement shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Agreement as if fully set forth herein. The Optionee hereby acknowledges receipt of a copy of the Plan.

2. Grant of Option. The Company hereby grants to Optionee as of the date hereof the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of                  shares of Stock (the “Option”), subject to adjustment in accordance with Section 2.2 of the Plan. It is understood and acknowledged that the Option will be a Nonstatutory Stock Option which will not qualify as an Incentive Stock Option under Section 422A of the Code.

3. Option Price. The price to be paid for Stock upon exercise of the Option or any part thereof shall be $             per share (the “Purchase Price”), which is equal to or greater than 100% of the Fair Market Value of one share of Stock as of the date hereof.

4. Right to Exercise. Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue in accordance with Schedule 1 attached hereto and hereby incorporated in and made a part hereof. The Optionee hereby accepts and agrees to be bound by each and every provision contained in Schedule 1.

5. Securities Law Requirements. No part of the Option shall be exercised if counsel to the Company determines that any applicable registration requirement under the Securities Act of 1933, as amended, or any other applicable requirement of Federal or state law has not been met.

6. Term of Option. The Option shall terminate in any event on the earliest of (a) the 10th anniversary of the date of this Agreement first set forth above, at 11:59 P.M., (b) the expiration of the period described in Paragraph 7 below, or (c) the expiration of the period described in Paragraph 8 below.

7. Exercise Following Termination of Service. If the Optionee’s service with the Company terminates for any reason other than death or Disability, the Option may be exercised no later than three (3) months after the Termination Date, but only to the extent that such Option would have been exercisable upon the Termination Date, and in any event, no later than the expiration date of the Option. The foregoing notwithstanding, the Option shall cease to be exercisable on the Termination Date if the termination is for cause or if following termination with or without cause the Optionee becomes an employee, director or consultant of a person who is in direct competition with the Company. For this purpose, “cause” shall mean conviction of a felony, misappropriation of assets of the Company or any subsidiary, continued or repeated insobriety, continued or repeated absence from service during the usual working hours of the Optionee’s position for reason other than disability or sickness, or refusal to carry out the reasonable directions of the Company’s executive officers or of the Board.

8. Exercise Following Death or Disability. If the Optionee’s service with the Company terminates by reason of the Optionee’s death or Disability, or if the Optionee dies after termination of service but while the Option would have been exercisable hereunder, then the Option may be exercised only to the extent that such Option would have been exercisable by the Optionee on the Termination Date and must be exercised by the Optionee (or the Optionee’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the Option.

9. Time of Termination of Service. For the purposes of this Agreement, Optionee’s service shall be deemed to have terminated on the earlier of (a) the date when Optionee’s service in fact terminated or (b) the date when the Optionee gave or received written notice that his or her service is to terminate, in each case as determined by the Committee.

10. Nontransferability. Unless the Company otherwise consents in writing, the option and all rights and privileges granted hereunder shall be non-assignable and non-transferable by the Optionee, either voluntarily or by operation of law, except by will or by operation of the laws of descent and distribution, shall not be pledged or hypothecated in any way, and shall be exercisable during lifetime only by the Optionee. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Company’s option, shall cause all of Optionee’s rights under this Agreement to terminate.

All certificates representing shares of Stock purchased upon the exercise of the Option shall bear the following legend:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

11. Effect of Exercise. Upon exercise of all or any part of the Option, the number of shares of Stock subject to option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

12. Method of Exercise. Each exercise of the Option shall be by means of a written notice of exercise in substantially the form prescribed from time to time by the Board or Committee (the “Exercise Agreement”) delivered to the Secretary of the Company at its principal office and accompanied by payment in full of the option price for each share of Stock purchased under the Option. The Exercise Agreement shall state the number of shares of Stock with respect to which the Option is exercised, the restrictions imposed on such shares, if any, such representations and agreements regarding the Optionee’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, reasonably satisfactory to the Company, of such person’s right to exercise the Option.

The Purchase Price specified in paragraph 3 above shall be paid in full upon the exercise of the Option (i) by cash, in United States dollars; by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equal the Purchase Price; (ii) by cancellation of indebtedness owed by the Company to the Optionee; or (iii) by any combination of the foregoing.

13. Withholding Taxes. If the Optionee is an employee or former employee of the Company when all or part of the Option is exercised, the Company may require the Optionee to deliver payment of any withholding taxes (in addition to the Option exercise price) in cash with respect to the difference between the Option exercise price and the fair market value of the Stock acquired upon exercise.

14. Issuance of Shares. Subject to the foregoing conditions, the Company, as soon as reasonably practicable after receipt of a proper Exercise Agreement and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the shares of Stock with respect to which the option has been exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse (a) as joint tenants with right of survivorship, (b) as community property or (c) as tenants in common without right of survivorship.

15. Limitation of Optionee’s Rights. Neither Optionee nor any person entitled to exercise the Option shall be or have any of the rights of a shareholder of the Company in respect of any share issuable upon the exercise of the Option unless and until a certificate or certificates representing shares of Stock shall have been issued and delivered upon exercise of the Option in full or in part. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

16. Consent Required to Transfer. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, the Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Stock purchased under the Option without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters.

17. Notices. Any notice to the Company contemplated by this Agreement shall be addressed to it in care of its President; any notice to the Optionee shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as Optionee may hereafter designate in a writing delivered to the Company as provided herein.

18. Interpretation. The interpretation, construction, performance and enforcement of this Agreement shall lie within the sole discretion of the Board, and the Board’s determinations shall be conclusive and binding on all interested persons.

19. Governing Law. This Agreement has been made, executed and delivered in, and the interpretation, performance and enforcement hereof shall be governed by and construed under the laws of the State of California.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Company by its duly authorized office, as the day and year first above written.

MODTECH HOLDINGS, INC., a Delaware corporation

By:

Title:

“Optionee”

SCHEDULE 1

RIGHT TO EXERCISE

1. Subject to the conditions set forth in this Agreement, the Option shall first become exercisable as to the respective number of shares and at the times indicated below: +

Number of Shares	Date First Exercisable